LNB Bancorp, Inc.

Exhibit to Form 10 - K

(for the fiscal year ended December 31, 2003)

S - K Reference Number (10a)

Amendment to Supplemental Retirement Benefits Agreement by and between Gary C. Smith and LNB Bancorp, Inc. and the Lorain National Bank dated October 6, 2003.

Exhibit 10(A)

AMENDMENT TO SUPPLEMENTAL RETIREMENT BENEFITS AGREEMENT
FOR
GARY C. SMITH

     This Amendment (the “Amendment”), made as of this 6th day of October, 2003, by and among LNB BANCORP, INC. (an Ohio corporation) and THE LORAIN NATIONAL BANK (a national banking association organized and existing under the laws of the United States of America), which together with their respective successors and assigns are herein collectively called “Employer”, and GARY C. SMITH, who is herein called “Executive”, is to EVIDENCE THAT:

     WHEREAS Executive and Employer have signed and executed a certain Supplemental Retirement Benefits Agreement dated December 15, 2000 (herein called the “Agreement”); and

     WHEREAS Employer and Executive now desire to amend the Agreement as stated in this Amendment;

     NOW, THEREFORE, in consideration of the mutual promises made in this Amendment and in the Agreement and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Employer and Executive hereby agree to amend the Agreement as follows, effective on the date hereof:

     1. Section 1 of the Agreement is amended to read as follows:

          1. Employment of Executive.

     1.1 In accordance with Executive’s employment agreement with Employer dated December 22, 2000 and all amendments thereto and replacement employment agreements therefor (herein collectively called the “Employment Agreement”), Executive shall continue to perform duties for Employer in such senior executive capacity as the Board of Directors of Employer may periodically designate. Executive shall devote Executive’s best efforts to performing conscientiously, faithfully and loyally all Executive’s duties for Employer as designated in the Employment Agreement. Executive’s employment with Employer shall continue until terminated pursuant to the Employment Agreement.

     1.2 If Employer terminates Executive’s employment with Employer without cause (as defined in Section 3.5 of this Agreement), Employer covenants that it will elect the two (2)-year Restricted Period (as defined in Section 8.1(G) of the Employment Agreement) pursuant to Section 7.8 of the Employment Agreement and, as a result of such election and in consideration for the two (2)-year Restricted Period, Employer shall continue to pay Executive’s total compensation (as reflected on Executive’s W-2

Federal Income Tax Statement from Employer for the prior calendar year) for a period of two (2) years from the date of termination of employment in accordance with Section 7.8 of the Employment Agreement.

     2. Section 3.1 of the Agreement is hereby deleted and replaced with the following:

     3.1 Normal Retirement. If Executive remains in the continuous employ of Employer pursuant to the Employment Agreement and retires or is discharged by Employer (for any reason, with or without cause) from active employment with Employer on or after age 65 (herein called the “Normal Retirement Date”) or if Employer terminates Executive without cause (as defined in Section 3.5 of this Agreement) at any time before the Normal Retirement Date, Executive will be entitled to receive such supplemental annual retirement benefits (herein called the “Supplemental Retirement Benefits”) which, when added to (i) Executive’s LNB Pension Plan Benefits and (ii) the social security benefits to which Executive is eligible on the date of Executive’s employment termination and (iii) the benefits attributable to Employer’s contributions to its Section 401(k) Plan (and any successor qualified retirement plan) paid or accrued by Employer from and after the date the LNB Pension Plan was terminated and/or frozen (the “401(k) Plan Benefits”), shall provide an annual amount (pro-rated for any fraction of a calendar year) equal to seventy percent (70%) of Executive’s Compensation (as defined herein). For purposes of this Agreement, the term “Compensation” is limited to the largest annual Basic Salary (as defined in Section 2.1 of the Employment Agreement and as may be periodically increased pursuant to the Employment Agreement) and the largest annual bonus paid to Executive by Employer for the two (2) full calendar years of employment immediately preceding the date of Executive’s employment termination as reflected on Executive’s combined W-2 Federal Income Tax Statements from Employer. The Supplemental Retirement Benefits shall be payable by Employer for a period of ten (10) years in one hundred twenty (120) equal monthly payments (or, at Executive’s option, the same amount of Supplemental Retirement Benefits will be payable in a greater number of equal monthly payments but not to exceed two hundred forty (240)), commencing on the first day of the calendar month immediately following the later of the date of Executive’s employment termination or the Normal Retirement Date and continuing on the first day of each calendar month thereafter until the Supplemental Retirement Benefits are fully paid. For purposes of this Agreement: (i) Executive shall be under no obligation to elect to receive Social Security benefits as a condition to entitlement to the Supplemental Retirement Benefits, and

(ii) Executive’s LNB Pension Plan benefits and 401(k) Plan Benefits shall each be separately calculated as though payable as a single life annuity for Executive’s life expectancy.

     3. A new Section 3.7 is hereby added to the Agreement and shall read as follows:

     3.7 Salary Continuation Benefits. If Employer terminates Executive’s employment without cause (as defined in Section 3.5 of this Agreement) at any time before the Normal Retirement Date (as defined in Section 3.1 of this Agreement), Employer will pay Executive an annual benefit (pro-rated for any fraction of a calendar year) equal to a portion of Executive’s Basic Salary (as defined in Section 2.1 of the Employment Agreement) for the immediately prior calendar year as reflected on Executive’s W-2 Federal Income Tax Statement from Employer, payable monthly until Executive reaches the Normal Retirement Date, which annual portion (herein called the “Salary Continuation Benefits”) shall be no less than fifty percent (50%) of the Basic Salary and no more than eighty percent (80%) of the Basic Salary as determined by Employer’s Board of Directors in its sole discretion but based upon Executive’s job performance prior to such employment termination; provided, however, that any such Salary Continuation Benefits shall be reduced by: (i) any income earned by Executive from any other source for services rendered by Executive prior to the Normal Retirement Date and after Executive’s employment termination, except that Executive may earn income from sources that are non-competitive to Employer and non-executive in status, without any reduction in Salary Continuation Benefits, as for example employment with a bed and breakfast, bait shop or other small entrepreneurial endeavor; and (ii) any Supplemental Retirement Benefits paid to Executive under this Agreement prior to the Normal Retirement Date, and (iii) all payments to Executive under Section 1.2 of this Agreement.

     4. A new Section 8 is hereby added to the Agreement and shall read as follows:

          8. Additional Benefits.

     8.1 In addition to any Supplemental Retirement Benefits and any Salary Continuation Benefits paid under this Agreement, if Employer terminates Executive’s employment without cause (as defined in Section 3.5 of this Agreement) prior to the Normal Retirement Date (as defined in Section 3.1 of this Agreement), Employer will: (i) as soon as practicable, transfer to Executive title (free and clear of all liens and encumbrances) to the vehicle then provided by Employer for Executive’s performance of his employment duties on the date of employment termination

(provided, however, that Executive shall assume and pay for all sales, income and other taxes resulting from such transfer), and (ii) continue to pay until the Normal Retirement Date hospitalization insurance in the same manner and containing the same terms and conditions as provided to the other members of Employer’s executive group, and (iii) after the Normal Retirement Date, permit Executive to participate (at Executive’s sole expense) in Employer’s group hospitalization coverage as may be periodically modified if (and to the extent that) so permitted by Employer’s hospitalization insurance carrier.

     8.2 In accordance with Ohio law, Employer’s governing documents (as may be periodically amended) and the Employment Agreement, Employer hereby indemnifies and saves Executive harmless from and against all claims, liabilities, judgments, decrees, fines, penalties, fees, amounts paid in settlement or any other costs, losses, expenses (including, but not limited to, reasonable attorneys’ fees and court costs) directly or indirectly arising or resulting from or in connection or association with any threatened or pending action, suit or proceeding (whether civil, criminal, administrative, investigatory or otherwise) based upon any alleged or actual violation of any Federal or State securities law, and any appeals related thereto, under which Executive is a party or participant because of Executive’s good faith actions or omissions arising from the performance of Executive’s employment duties and obligations, except for such claims (including court proceedings) brought by the respective Parties against each other.

     8.3 All shares of Employer’s stock issued to Executive pursuant to any non-qualified stock option agreement or plan shall be timely and properly registered by Employer for transfer in compliance with all relevant Federal and State securities laws.

     5. Employer also covenants and agrees that any compensation program for Executive adopted by Employer after the date of this Amendment shall include any non-qualified stock options granted to Executive but rescinded prior to the date of this Amendment.

     6. In Sections 3.3, 3.4 and 3.5 of the Agreement, the phrase “actuarial equivalent” is deleted and replaced with the phrase “discounted present value”.

     7. In all other respects, the Agreement is hereby ratified, approved and confirmed.

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     IN WITNESS WHEREOF, Employer has caused this Amendment to be executed by its duly authorized Officers and Executive has set Executive’s hand, as of the day and year first above written.

In the presence of:	THE LORAIN NATIONAL BANK

/s/ Patricia J. Dahm	By: /s/ J. F. Kidd

(Signature of First Witness)

/s/ Janice L. Kane	Title: Vice Chairman

(Signature of Second Witness)

LNB BANCORP, INC.

/s/ Patricia J. Dahm	By: /s/ J. F. Kidd

(Signature of First Witness)

/s/ Janice L. Kane	Title: Vice Chairman

(Signature of Second Witness)

“Employer”
/s/ Evelyn France	/s/ Gary C. Smith

(Signature of First Witness)	Gary C. Smith

/s/ Ann E. Kaler
“Executive”
(Signature of Second Witness)